Exhibit 3.117

Form LLC-5.5 January 1999	Illinois Limited Liability Company Act Articles of Organization	This space for use by Secretary of State

Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 359, Howlett Building Springfield, IL 62756 http://www.sos.state.il.us	SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State	FILED JAN 13 2000

Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A.’s check or money order, payable to “Secretary of State.”	Date 1-13-2000 Assigned File # 0036-631-5 Filing Fee $400.00 Approved: /s/ illegible	LIMITED LIABILITY CO. DIV. JESSE WHITE SECRETARY OF STATE

1.	Limited Liability Company Name:	Illinois Shelf Project # 23, LLC

(The LLC name must contain the words limited liability company, L.L.C. or LLC and cannot contain the terms corporation, corp., incorporated, inc., ltd., co., limited partnership, or L.P.)

2.	Transacting business under an assumed name:	☐ Yes	☒ No
(If YES, a Form LLC-1.20 is required to be completed and attached to these Articles.)

3.	The address, including county, of its principal place of business: (Post office box alone and c/o are
unacceptable.)	16133 Ventura B1vd., Suite 1400 , Encino, California 91436 (Los Angeles County).

4.	Federal Employer Identification Number (F.E.I.N.):	(applied for)

5.	The Articles of Organization are effective on: (Check one)
a)	☒	the filing date, or	b) ☐	another date later than but not more than 60 days subsequent to the filing date:
(month, day, year)

6.	The registered agent’s name and registered office address is:

Registered agent:	Tom Bruin
First Name	Middle Initial	Last Name

Registered Office:	1250 Grove Avenue, Suite 300
(P.O. Box alone and	Number	Street	State #
c/o are unacceptable)	Barrington	60010	Cook
City	ZIP Code	County

7.	Purpose or purposes for which the LLC is organized: Include the business code # (from IRS Form 1065) (If not sufficient space to cover this point, add one or more sheets of this size.)
The transaction of any or all lawful businesses for which limited liability companies may be organized under the Illinois Limited Liability Company Act.

#6552

8.	The latest date, if any, upon which the company is to dissolve	January 10, 2025.
(month, day, year)

Any other events of dissolution enumerated on an attachment. (Optional)

LLC-5.5
9.	Other provisions for the regulation of the internal affairs of the LLC per Section 5-5 (a) (8) included as attachment:
	☐ Yes		☒ No
If yes, state the provisions(s) and the statutory cite(s) from the ILLCA.

10.	a) Management is vested, in whole or in part, in the manager(s):				☒Yes	☐ No
If yes, list names and business addresses.

Hearthstone (Inc.)
16133 Ventura Boulevard, Suite 1400
Encino, California 91436

	b) Management is vested in the members(s):			☐ Yes	☒ No
If yes, list names and addresses.

11.	The undersigned affirms, under penalties of perjury, having authority to sign hereto, that these articles of organization are to the best of my knowledge and belief, true, correct and complete.

	Dated	January 11	,	2000
		(Month/Day)		(Year)

	Signature(s) and Name(s) of Organizer(s)	Business Address(es)

1.	/s/ Tracy T. Carver	1.	55 Francisco Street, Suite 700
	Signature		Number	Street

	Tracy T. Carver		San Francisco
	(Type or print name and title)		City/Town
			California	94133
	(Name if a corporation or other entity)		State	ZIP Code
2.		2.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	ZIP Code
3.		3.
	Signature		Number	Street

	(Type or print name and title)		City/Town

	(Name if a corporation or other entity)		State	ZIP Code

(Signatures must be in ink on an original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.)

Form LLC-5.25 January 2000	Illinois Limited Liability Company Act Articles of Amendment		This space for use by Secretary of State

Jesse White Secretary of State Department of Business Services Limited Liability Company Division Room 351, Howlett Building Springfield, IL 62756 http://www.sos.state.il.us	Filing Fee (see instructions). SUBMIT IN DUPLICATE Must be typewritten This space for use by Secretary of State		FILED APR 16 2002

Payment may be made by business firm check payable to Secretary of State. (If check is returned for any reason this filing will be void.)	Date 4-16-02 Assigned File # 0036-631-5 Filing Fee $100		JESSE WHITE SECRETARY OF STATE
	Approved:	/s/ [ILLEGIBLE]
PAID APR 16 2002

1.	Limited Liability Company name	ILLINOIS SHELF PROJECT # 23, LLC

2.	File number assigned by the Secretary of State:	0036-631-5

3.	These Articles or Amendment are effective on ☒ the file date or a later date being . not to exceed 30 days after the file date.

4.	The Articles of Organization are amended as follows: (Attach a copy of the text of each amendment adopted.)

☐                     a)         Admission of a new member (give name and address below)

☒                      b)        Admission of a new manager (give name and address below)

☐                      c)         Withdrawal of a member (give name below)

☒                      d)        Withdrawal of a manager (give name below)

☒                      e)         Change in the address of the office at which the records required by Section 1-40 of the Act are kept (give new address, including county below)

☒                      f)         Change of registered agent and/or registered agent’s office (give new name and address, including county below) (Address change of P.O. Box and c/o are unacceptable)

☒                      g)        Change in the limited liability company’s name (list below)

☐                      h)        Change in date of dissolution or other events of dissolution enumerated in item 8 of the Articles of Organization

☐                      i)          Other (give information below)

b)                       Westlake Glens, LLC an Ohio limited liability company, c/o 5999 New Wilke Road, Suite 500, Rolling Meadows, IL 60008 was admitted as a New Manager

d)                       Hearthstone withdrew as Manager.

e)                        The records of the company are kept at the following address:

5999 New Wilke Road, Suite 500, Rolling Meadows, IL 60008

f)                          The new name and address of the registered agent are:

CT Corporation Systems
208 South LaSalle Street, Suite 814, Chicago, IL 60604, Cook County

g)                       The name of the company is changed to “The Glens at Westlake, L.L.C.”, from “Illinois Shelf Project #23, LLC.”

LLC-5.25

5.	This amendment was adopted by the managers. S. 5-25(3)				☐ Yes	☒ No
	a) Not less than minimum number of managers so approved.				☐ Yes	☒ No
	b) Member action was not required.				☐ Yes	☒ No

6.	This amendment was adopted by the members. S. 5-25(4) Not less than minimum number of members so approved.				☒ Yes	☐ No

7.	I affirm, under penalties of perjury, having authority to sign hereto, that this articles of amendment is to the best of my knowledge and belief, true, correct and complete.

	Dated	February 25	,	2002.
		(Month & Day)		(Year)

WESTLAKE GLENS, LLC

By:	/s/ David K. Hill
(Signature)

David K. Hill, Manager
(Type or print Name and Title)

Westlake Glens, LLC, Manager
(If applicant is a company or other entity, state name of company and indicate whether it is a member or manager of the LLC.)

INSTRUCTIONS: * If the only change reported is a change in the registered agent and/or registered office, the filing fee is $25.

If other changes are reported, the filing fee is $100.